Exhibit 99.1

Goldman Sachs BDC, Inc. Reports First Quarter 2017 Financial Results and Announces Quarterly Dividend of $0.45 Per Share

Company Release – May 4, 2017

NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (“GS BDC” or the “Company”) (NYSE: GSBD) today announced its financial results for the first quarter ended March 31, 2017 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

QUARTERLY HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2017 was $0.49 per share, as compared to $0.50 per share for the quarter ended December 31, 2016;

•	The Company announced a second quarter dividend of $0.45 per share payable to shareholders of record as of June 30, 2017, equating to an annualized dividend yield of 9.9% on quarter end net asset value per share;[1]

•	New investment commitments and fundings were $112.6 million and $107.5 million, respectively; sales and repayments totaled $110.3 million, resulting in a net funded portfolio change of $(2.8) million;[2]

•	The Senior Credit Fund (“SCF”) produced a 14.2% return on investment to the Company; quarter over quarter, the SCF investment portfolio at fair value grew by 8.9%;[2,3]

•	In February, the Company’s Board of Directors renewed the Company’s stock repurchase plan to March 18, 2018 to repurchase up to $25.0 million of its common stock if the market price for the common stock is below the Company’s most recently announced net asset value per share, subject to certain limitations. No stock repurchases were made during the quarter; and

•	Subsequent to quarter end, the Company’s investment grade rating (BBB-) and stable outlook were reaffirmed by Standard & Poor’s.

SELECTED FINANCIAL HIGHLIGHTS

(in $ millions, except per share data)	As of March 31, 2017	As of December 31, 2016
Investment portfolio, at fair value[2]	$1,164.0	$1,167.3
Total debt outstanding[4]	506.0	502.8
Net assets	663.6	665.1
Net asset value per share	$18.26	$18.31

	Three Months Ended March 31, 2017	Three Months Ended December 31, 2016
Total investment income	$32.2	$30.5
Net investment income after taxes	18.0	18.1
Net increase in net assets resulting from operations	14.6	5.6
Net investment income per share (basic and diluted)	0.49	0.50
Earnings per share (basic and diluted)	0.40	0.15
Regular distribution per share	0.45	0.45

INVESTMENT ACTIVITY2

During the three months ended March 31, 2017, new investment commitments and fundings were $112.6 million and $107.5 million, respectively. The new investment commitments were across six new portfolio companies and four existing portfolio companies. The Company had sales and repayments of $110.3 million, primarily resulting from the full repayment of three investments. As a result of this activity, the portfolio’s size and composition were relatively unchanged during the quarter.

Summary of Investment Activity for the three months ended March 31, 2017:

	New Investment Commitments		Sales and Repayments
Investment Type	$ Millions	% of Total	$ Millions	% of Total
1st Lien/Senior Secured Debt	$20.4	18.1%	$33.5	30.4%
1st Lien/Last-Out Unitranche	11.0	9.8%	0.7	0.6%
2nd Lien/Senior Secured Debt	66.3	58.9%	76.1	69.0%
Unsecured Debt	—	—%	—	—%
Preferred Stock	—	—%	—	—%
Common Stock	1.5	1.3%	—	—%
Investment Funds & Vehicles (SCF)	13.4	11.9%	—	—%

Total	$112.6	100.0%	$110.3	100.0%

During the three months ended March 31, 2017, the SCF made new investment commitments and fundings of $75.6 million and $73.5 million, respectively, which includes fundings of $1.3 million of previously unfunded commitments. The new investment commitments were across four new portfolio companies and one existing portfolio company. The SCF also had sales and repayments of $31.8 million, resulting in net funded portfolio growth of $41.7 million during the quarter. As of March 31, 2017, the SCF’s investment portfolio at fair value was $522.3 million, an increase of 8.9% quarter over quarter. As a result of this activity, the Company increased its investment at cost in the SCF from $77.6 million to $91.0 million. The SCF represents the Company’s largest investment at both cost and fair value.

PORTFOLIO SUMMARY2

As of March 31, 2017, the Company’s investment portfolio had an aggregate fair value of $1,164.0 million, comprised of investments in 43 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 90.1% secured debt investments (62.1% in first lien debt (including 27.2% in first lien/last-out unitranche debt) and 28.0% in second lien debt), 0.3% in unsecured debt, 1.0% in preferred stock, 0.7% in common stock, and 7.9% in the SCF.

Summary of Investment Portfolio as of March 31, 2017:

	Investments at Fair Value
Investment Type	$ Millions	% of Total
1st Lien/Senior Secured Debt	$406.8	34.9%
1st Lien/Last-Out Unitranche	317.1	27.2%
2nd Lien/Senior Secured Debt	325.5	28.0%
Unsecured Debt	3.1	0.3%
Preferred Stock	11.5	1.0%
Common Stock	7.8	0.7%
Senior Credit Fund (contains 97.3% 1st lien debt; 2.7% second lien debt)	92.2	7.9%

Total	$1,164.0	100.0%

As of March 31, 2017, the weighted average yield of the Company’s total investment portfolio at amortized cost and fair value was 10.5% and 11.8%, respectively, as compared to 10.6% and 11.8%, respectively, as of December 31, 2016.

On a fair value basis, the percentage of the Company’s debt investments bearing interest at a floating rate increased from 92.8% to 96.1% quarter over quarter.5

As of March 31, 2017, the weighted average net debt/EBITDA of the companies in the Company’s investment portfolio was 4.6x versus 4.8x as of December 31, 2016. The weighted average interest coverage of interest-bearing companies in the investment portfolio remained at 2.7x from the previous quarter. The median EBITDA of the portfolio companies was $25.2 million.6

As of March 31, 2017, the Company had two investments on non-accrual status, representing 1.2% and 3.8% of the total investment portfolio at fair value and amortized cost, respectively.

The Company’s investment in the SCF returned 14.2% and 14.1% at amortized cost and fair value, respectively, over the trailing four quarters ended March 31, 2017. The SCF’s investment portfolio had an aggregate fair value of $522.3 million, comprised of investments in 38 portfolio companies operating across 23 different industries. The SCF’s investment portfolio on a fair value basis was comprised of 100.0% secured debt investments (95.5% in first lien debt, 1.8% in a first-out portion of a unitranche loan and 2.7% in second lien debt). All of the investments in the SCF were invested in debt bearing a floating interest rate with an interest rate floor.

As of March 31, 2017, the weighted average net debt/EBITDA and interest coverage of the companies in the SCF investment portfolio were 3.9x and 3.2x, respectively. The median EBITDA of the SCF’s portfolio companies was $63.0 million. None of the SCF’s investments were on non-accrual status as of March 31, 2017.

RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2017 and December 31, 2016 was $32.2 million and $30.5 million, respectively. The increase in investment income over the quarter was primarily driven by higher interest income, including higher prepayment income, partially offset by a decline in other income. The $32.2 million of total investment income was comprised of $30.0 million from interest income, original issue discount accretion and dividend income, $0.6 million from other income and $1.6 million from prepayment related income.7

Total expenses before taxes for the three months ended March 31, 2017 and December 31, 2016 were $13.9 million and $12.0 million, respectively. The $1.9 million increase in expenses was primarily driven by an increase in incentive fees. The $13.9 million of total expenses were comprised of $4.5 million of interest and credit facility expenses, $8.2 million of management and incentive fees, and $1.2 million of other operating expenses.

Net investment income after taxes for the three months ended March 31, 2017 was $18.0 million, or $0.49 per share, compared with $18.1 million, or $0.50 per share for the three months ended December 31, 2016.

During the three months ended March 31, 2017, the Company had net unrealized depreciation of $(3.2) million and net realized depreciation of $(0.2) million on certain investments.

Net increase in net assets resulting from operations for the three months ended March 31, 2017 was $14.6 million, or $0.40 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2017, the Company had $506.0 million of total debt outstanding, comprised of $391.0 million of outstanding borrowings under its revolving credit facility and $115.0 million of convertible notes. The combined weighted average interest rate on debt outstanding was 3.26% for the three months ended March 31, 2017. As of March 31, 2017, the Company had $214.0 million of availability under its revolving credit facility and $8.9 million in cash and cash equivalents.

The Company’s average and ending debt to equity leverage ratio was 0.70x and 0.76x, respectively, for the three months ended March 31, 2017, as compared with 0.71x and 0.76x, respectively, for the three months ended December 31, 2016.8

CONFERENCE CALL

The Company will host an earnings conference call on Friday, May 5, 2017 at 10:00 am Eastern Time. All interested parties are invited to participate in the conference call by dialing (866) 884-8289; international callers should dial +1 (631) 485-4531; conference ID 8442109. All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference “Goldman Sachs BDC, Inc.” when prompted. For a slide presentation that the Company may refer to on the earnings conference call, please visit the Investor Resources section of the Company’s website at www.goldmansachsbdc.com. The conference call will be webcast simultaneously on the Company’s website. An archived replay of the call will be available from approximately 1:00 pm Eastern Time on May 5 through June 5. To hear the replay, participants should dial (855) 859-2056; international callers should dial +1 (404) 537-3406; conference ID 8442109. An archived replay will also be available on the Company’s webcast link located on the Investor Resources section of the Company’s website. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.

ENDNOTES

[1]	The $0.45 per share dividend is payable on July 17, 2017 to holders of record as of June 30, 2017.
[2]	The discussion of the investment portfolio of both the Company and the SCF excludes the investment in a money market fund managed by an affiliate of The Goldman Sachs Group, Inc.
[3]	The SCF’s return to the Company was measured at amortized cost over the trailing four quarters.
[4]	Total debt outstanding excluding netting of debt issuance costs.
[5]	The fixed versus floating composition has been calculated as a percentage of performing debt investments, including income producing stock investments.
[6]

For a particular portfolio company, EBITDA typically represents net income before net interest expense, income tax expense, depreciation and amortization. The weighted average net debt to EBITDA represents the weighted average ratio of our portfolio companies’ debt (net of cash), including all of our investment and the amount of debt senior to us, to our portfolio companies’ EBITDA. Weighted average net debt to EBITDA and median EBITDA have been calculated as a percentage of debt investments, including the Company’s exposure to underlying debt investments in the Senior Credit Fund and excluding collateral loans and investments that are underwritten based on recurring revenue where net debt to EBITDA may not be the appropriate measure of credit risk. The weighted average interest coverage ratio (EBITDA to total interest expense) of our portfolio companies reflects our performing portfolio companies’ EBITDA as a multiple of interest expense and has been calculated as a percentage of performing debt investments, including the Company’s exposure to underlying debt investments in the Senior Credit Fund and excluding collateral loans and investments that are underwritten based on recurring revenue where EBITDA may not be the appropriate measure of credit risk. Portfolio company statistics are derived from the most recently available financial statements of each portfolio company as of the respective reported end date. Portfolio company statistics have not been independently verified by us and may reflect a normalized or adjusted amount.
[7]	Interest income excludes accelerated accretion/amortization of $0.3 million. Prepayment related income includes prepayment premiums and accelerated accretion of upfront loan origination fees and unamortized discounts.
[8]	The average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets, adjusted for equity contributions. The ending and average debt to equity leverage ratio excludes unfunded commitments.

Goldman Sachs BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

	March 31, 2017 (unaudited)	December 31, 2016
Assets
Investments, at fair value
Non-controlled/non-affiliated investments (cost of $1,039,949 and $1,055,203, respectively)	$988,752	$1,004,793
Non-controlled affiliated investments (cost of $91,543 and $89,715, respectively)	83,067	84,103
Controlled affiliated investments (cost of $90,992 and $77,592, respectively)	92,223	78,394
Investments in affiliated money market fund (cost of $2 and $1, respectively)	2	1

Total investments, at fair value (cost of $1,222,486 and $1,222,511, respectively)	1,164,044	1,167,291
Cash	8,934	4,565
Interest and dividends receivable from non-controlled/affiliated investments and non-controlled/non-affiliated investments	7,365	7,841
Dividend receivable from controlled affiliated investments	2,450	1,925
Other income receivable from controlled affiliated investments	—	2,212
Deferred financing costs	5,714	6,018
Deferred offering costs	738	605
Other assets	5,341	76

Total assets	$1,194,586	$1,190,533

Liabilities
Debt (net of debt issuance costs of $4,383 and $4,598, respectively)	$501,617	$498,152
Interest and other debt expenses payable	2,832	1,569
Management fees payable	4,461	4,406
Incentive fees payable	3,733	1,474
Payable for investments purchased	81	—
Distribution payable	16,354	16,349
Accrued offering costs	26	518
Directors’ fees payable	180	8
Accrued expenses and other liabilities	1,702	2,920

Total liabilities	$530,986	$525,396

Commitments and Contingencies
Net Assets
Preferred stock, par value $0.001 per share (1,000,000 shares authorized, no shares issued and outstanding)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,342,786 and 36,331,662 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively)	36	36
Paid-in capital in excess of par	720,099	719,847
Accumulated net realized gain (loss)	(23,897)	(23,729)
Accumulated undistributed net investment income	27,225	25,624
Net unrealized appreciation (depreciation) on investments	(58,442)	(55,220)
Allocated income tax expense	(1,421)	(1,421)

TOTAL NET ASSETS	$663,600	$665,137

TOTAL LIABILITIES AND NET ASSETS	$1,194,586	$1,190,533

Net asset value per share	$18.26	$18.31

Goldman Sachs BDC, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended March 31, 2017	For the three months ended March 31, 2016
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$26,966	$29,131
Dividend income	—	627
Other income	535	193

Total investment income from non-controlled/non-affiliated investments	27,501	29,951
From non-controlled affiliated investments:
Interest income	2,212	—
Dividend income	23	11
Other income	6	—

Total investment income from non-controlled affiliated investments	2,241	11
From controlled affiliated investments:
Dividend income	2,450	1,275
Other income	—	107

Total investment income from controlled affiliated investments	2,450	1,382

Total investment income	$32,192	$31,344

Expenses:
Interest and other debt expenses	$4,512	$3,035
Management fees	4,461	4,126
Incentive fees	3,733	1,404
Professional fees	461	596
Administration, custodian and transfer agent fees	194	226
Directors’ fees	173	224
Other expenses	338	308

Total expenses	$13,872	$9,919

NET INVESTMENT INCOME (LOSS) BEFORE TAXES	$18,320	$21,425

Excise tax expense	$365	$213

NET INVESTMENT INCOME (LOSS) AFTER TAXES	$17,955	$21,212

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	$(168)	$—
Net change in unrealized appreciation (depreciation) from:
Non-controlled/non-affiliated investments	(787)	(15,315)
Non-controlled affiliated investments	(2,864)	(395)
Controlled affiliated investments	429	(101)

Net realized and unrealized gains (losses)	$(3,390)	$(15,811)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$14,565	$5,401

Net investment income (loss) per share (basic and diluted)	$0.49	$0.58
Earnings per share (basic and diluted)	$0.40	$0.15
Weighted average shares outstanding	36,340,808	36,306,881
Distribution declared per share	$0.45	$0.45

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. We believe that it is important to communicate our future expectations to our investors. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 212-902-3122

Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.